           As filed with the Securities and Exchange Commission on July 16, 2002

                                                    Registration No. 333-_______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------
                        PRINCETON NATIONAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     36-3210283
(State or other jurisdiction of                       (I.R.S. employer
 incorporation or organization)                      identification no.)


                               606 S. Main Street
                            Princeton, Illinois 62356
          (Address of principal executive offices, including zip code)

                        PRINCETON NATIONAL BANCORP, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                      TONY J. SORCIC                                             WITH A COPY TO:
                         PRESIDENT                                           TIMOTHY E. KRAEPEL, ESQ.
             PRINCETON NATIONAL BANCORP, INC.                            HOWARD & HOWARD ATTORNEYS, P.C.
                   606 SOUTH MAIN STREET                              THE PINEHURST OFFICE CENTER, SUITE 101
                 PRINCETON, ILLINOIS 62356                                 39400 NORTH WOODWARD AVENUE
          (Name and address of agent for service)                        BLOOMFIELD HILLS, MI 48304-5151
                                                                                  (248) 645-1483
                      (815) 875-4444
   (Telephone number, including area code, of agent for
                         service)


                                -----------------
                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                 Proposed         Proposed
                                                   Amount         Maximum          maximum
    Title of Securities to be Registered            to be     offering price      aggregate        Amount of
                                                 registered      per share     offering price  registration fee
                                                                 (1), (2)         (1), (2)
----------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per share            20,000         $19.17          $383,400          $36.00
================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h).

(2) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant"s Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced Employee Stock Purchase Plan.


                               Page 1 of 13 Pages
                       The Exhibit Index Appears on Page 5

                              GENERAL INSTRUCTIONS

E.       REGISTRATION OF ADDITIONAL SECURITIES

         The contents of the registration statements on Form S-8 (File Nos. 33-86708, 33-98686 and 333-62643) filed by the registrant with the Securities and Exchange Commission on December 1, 1994, October 26, 1995, and September 1, 1998, respectively, registering its Common Stock, par value $5.00 per share, issuable pursuant to the Princeton National Bancorp, Inc. Employee Stock Purchase Plan, are hereby incorporated by reference.

         All information required in this registration statement not included in the exhibits attached hereto or set forth on the signature page is set forth in the registration statements of the registrant on Form S-8 (File Nos. 33-86708, 33-98686 and 333-62643), which are incorporated herein by reference.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this registration statement on page 5 hereof.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, on July 16, 2002.


                             PRINCETON NATIONAL BANCORP, INC.
                                      (Registrant)


                             By:  /s/Tony J. Sorcic
                                -------------------------------------------
                                      Tony J. Sorcic
                                      President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below appoints Tony J. Sorcic, as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock, which amendments may make such changes in such registration statement as the above-named attorney deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that said attorney will do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                  Signature                                         Title                                 Date
                  ---------                                         -----                                 ----
/s/Tony J. Sorcic                                         President, Chief Executive                  July 15, 2002
--------------------------------------------              Officer and Director
Tony J. Sorcic                                            (Principal Executive Officer)


/s/Todd D. Fanning                                        Vice President and Chief                    July 15, 2002
--------------------------------------------              Financial Officer
Todd D. Fanning                                           (Principal Accounting and
                                                          Financial Officer)


/s/Craig O. Wesner                                        Chairman of the Board                       July 15, 2002
--------------------------------------------              and Director
Craig O. Wesner

/s/Daryl Becker                                           Director                                    July 15, 2002
--------------------------------------------
Daryl Becker

/s/Don S. Browning                                        Director                                    July 15, 2002
--------------------------------------------
Don S. Browning

/s/Gary C. Bruce                                          Director                                    July 15, 2002
--------------------------------------------
Gary C. Bruce

/s/Sharon L. Covert                                       Director                                    July 15, 2002
--------------------------------------------
Sharon L. Covert

/s/John R. Ernat                                          Director                                    July 15, 2002
--------------------------------------------
John R. Ernat

/s/Donald E. Grubb                                        Director                                    July 15, 2002
--------------------------------------------
Donald E. Grubb

/s/Mark Janko                                             Director                                    July 15, 2002
--------------------------------------------
Mark Janko

/s/Thomas M. Longman                                      Director                                    July 15, 2002
--------------------------------------------
Thomas M. Longman

/s/James B. Miller                                        Director                                    July 15, 2002
--------------------------------------------
James B. Miller

                                                          Director                                    July 15, 2002
--------------------------------------------
Ervin I. Pietsch

/s/Stephen W. Samet                                       Director                                    July 15, 2002
--------------------------------------------
Stephen W. Samet

                                  EXHIBIT INDEX

EXHIBIT                                                                           SEQUENTIALLY
NUMBER                                 DESCRIPTION                                NUMBERED PAGE
------                                 -----------                                -------------
4.1              Princeton National Bancorp, Inc. Amended and Restated
                 Employee Stock Purchase Plan.                                          6

5.1              Opinion of Howard & Howard Attorneys, P.C.                            12

23.1             Consent of KPMG LLP.                                                  13

23.2 Consent of Howard & Howard Attorneys, P.C. (contained in their opinion filed as Exhibit 5).

24 Powers of Attorney (contained on the signature pages hereto).